EXHIBIT 24.1
POWER OF ATTORNEY

We, the undersigned Officers and Directors of UMH Properties, Inc., hereby severally constitute Eugene W. Landy and Samuel A. Landy, and each of them singly, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, any and all registration statements and amendments to registration statements filed with the Securities and Exchange Commission for the purpose of registering Shares of Common Stock of UMH Properties, Inc. to be issued pursuant to the UMH Properties, Inc. Dividend Reinvestment and Stock Purchase Plan, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all said registration statements and amendments to registration statements.

WITNESS our hands on the date set forth below.

Signature	Title	Date

/s/Eugene W. Landy	Chairman of the Board and Director	November 14, 2014
Eugene W. Landy

/s/Samuel A. Landy	President, Chief Executive Officer and Director	November 14, 2014
Samuel A. Landy	(Principal Executive Officer)

/s/Anna T. Chew Anna T. Chew	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	November 14, 2014

/s/Jeffrey A. Carus Jeffrey A. Carus	Director	November 14, 2014

/s/Matthew I. Hirsch	Director	November 14, 2014
Matthew I. Hirsch

/s/Michael P. Landy Michael P. Landy	Director	November 14, 2014

/s/Stuart Levy	Director	November 14, 2014
Stuart Levy

/s/James E. Mitchell	Director	November 14, 2014
James E. Mitchell

/s/Richard H. Molke	Director	November 14, 2014
Richard H. Molke

/s/Stephen B. Wolgin	Director	November 14, 2014
Stephen B. Wolgin